Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-59098 of Northern States Power Company - Minnesota on Form S-3 of our report dated March 3, 2005, relating to the financial statements and financial statement schedule, appearing in this Annual Report on Form 10-K for Northern States Power Company - Minnesota for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 3, 2005